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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-36660) filed on May 10, 2000 and the Registration Statement on Form S-8 (SEC File No. 333-53448) filed on January 9, 2001of Fargo Electronics, Inc. of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 23, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS